SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             November 16, 2007

Pro-Dex, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-14942 (Commission File Number)	84-1261240 (IRS Employer Identification No.)

                  151 E. Columbine Avenue, Santa Ana, California 92707
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code                     714-241-4411

                                                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 16, 2007, Pro-Dex, Inc. (the “Company”) entered in to a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (the “Bank”), whereby the Company may borrow from the Bank the aggregate principal sum of up to $6,562,500.07, pursuant to the issuance of (i) a Revolving Line of Credit Note (the “Credit Line Note”) in the principal amount of up to $4,000,000, (ii) a Loan Commitment Note (the “TI Note”) in the principal amount of up to $2,000,000, and (iii) a Term Note (the “Term Note”) in the principal amount of $562,500.07.  The Credit Agreement, Credit Line Note, TI Note and Term Note are collectively referred to as the “Loan Documents.”

The proceeds from the Credit Line Note and the TI Note are to be used to fund the potential working capital and tenant improvement needs of the Company.  The Term Note represents the principal amount remaining from the original $1,000,000 borrowed by the Company in January 2006 as funding for the purchase of assets constituting its wholly-owned subsidiary, Astromec, Inc..

The principal balance of the Credit Line Note, TI Note, and Term Note bear interest, at the election of the Company, at either:

(a) at a fluctuating rate per annum equal to the Bank’s Prime Rate as in effect from time to time,

or

(b) For the Credit Line Note only:  at a fixed rate per annum determined by the bank to be 1.75% above LIBOR in effect on the first day of the applicable fixed rate term.

(c) For the TI Note only:  at a fixed rate per annum determined by the bank to be 2.00% above LIBOR in effect on the first day of the applicable fixed rate term.

(d) For the Term Note only:  at a fixed rate per annum determined by the bank to be 2.50% above LIBOR in effect on the first day of the applicable fixed rate term.

The fixed rate term with respect to any of the credit facilities evidenced by the Loan Documents may be for a period of either 1, 2, 3 or 6 months (or 12 months, solely with respect to the TI Note) as determined by the Company pursuant to the terms of the Loan Documents.

The Company may borrow, repay and reborrow the indebtedness under the Credit Line Note from time to time at its option any amounts up to the $4,000,000 outstanding borrowings limit of the Credit Line Note.  The principal balance of the Credit Line is due and payable in full on November 1, 2009.  Accrued and outstanding interest under the Credit Line is payable on the 1st day of each month, commencing December 1, 2007.  The Credit Line may be prepaid at any time without penalty, subject to prepayment of minimum amounts for any amounts which bear interest in relation to LIBOR.

The Company can borrow and repay the indebtedness under the TI Note from time to time at its option in amounts up to the $2,000,000 outstanding borrowings limit of the TI Note .  Amounts repaid under the TI Note may not be reborrowed.  The principal balance of the TI Note is payable in full on November 1, 2008.  Accrued interest under the TI Note is payable on the 1st day of each month, commencing December 1, 2007.  The TI Note may be prepaid at any time without penalty, subject to prepayment of minimum amounts for any amounts which bear interest in relation to LIBOR. The outstanding principal balance of the TI Note will be converted into a term loan on November 1, 2008, which will amortize over five (5) years and shall be repaid in sixty (60) monthly installments, pursuant to the terms of a promissory note to be executed by the Company on said date.

The principal balance of the Term Note is payable on the 4th day of each month in installments of $20,833.33 commencing on November 4, 2007 and continuing up to and including December 4, 2009, with a final payment consisting of all remaining unpaid principal due and payable in full on January 4, 2010.  Accrued interest under the Term Note is payable on the 4th day of each month commencing November 4, 2007.  The Term Note may be prepaid at any time without penalty, subject to prepayment of minimum amounts for any amounts which bear interest in relation to LIBOR.

The indebtedness under the Loan Documents is secured by a first priority security interest in all of the Company’s accounts receivable and other rights to payment, general intangibles, inventory and equipment.  The Credit Agreement contains customary representations, warranties and covenants (affirmative and negative) including, among other things, the following covenants:

(a)	a prohibition on entering into any consolidation, merger, joint venture, syndication or other combination affecting, involving or relating to the Company’s business operations;

(b)	maintain a current ratio of not less than 1.5 to 1.0 as of the close of each fiscal quarter end;

(c)

maintain a Total Liabilities divided by Tangible Net Worth of not greater than 1.5:1.0 as of the close of each fiscal quarter end.  “Total Liabilities” is defined as the aggregate of current liabilities and non-current liabilities less subordinated debt.  “Tangible Net Worth” is defined a the aggregate of total stockholder’s equity plus subordinated debt less any intangible assets;

(d)	maintain a net income after taxes of not less than $1.00 on an annual basis, determined as of the close of each fiscal year end;

(e)

maintain a net income after taxes of not less than $1.00 on an quarterly basis, determined as of the close of each fiscal quarter end, except that during any one quarter in fiscal year 2008,  the Company may have a net loss of not more than $300,000; and

(f)

maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 as of the close of each fiscal quarter end as determined on a rolling four quarter basis.  “Fixed Charge Coverage Ratio” is defined as the aggregate of net profit after taxes plus depreciation and amortization divided by the aggregate of the current maturity of long term debt and capitalized lease payments preceding the date of calculation.

The Credit Agreement contains customary events of default, which include, among others, the following:

  the failure of the Company to make any required payment when due;

  breach of its representations or warranties or otherwise violate or breach the terms of the Loan Documents or any other agreement with the Bank;

  default of any obligation under any agreement between the Company and any other person or entity;

  being subject to the filing of notice of a judgment lien against the Company or the institution of a bankruptcy or similar proceeding by or against the Company’

  suffering a material adverse change, as determined by the bank, in its financial condition; or

  a change in ownership in the aggregate of 25% or more of the common stock of the Company.

Among other remedies offered to the Bank upon an event of default under the Loan Documents, the Bank may, at its option, cause the entire balance of principal, interest, fees and other charges under the Loan Documents or any other agreement between the Company and the Bank to become immediately due and payable.  Pursuant to the terms of the Loan Documents, the above referenced events of default, as well as all other provisions of the Credit Agreement, shall apply to the Company’s commercial credit accommodations from the Bank, whether now existing or hereafter established.

Copies of the Credit Agreement, Credit Line Note, TI Note and Term Note are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing descriptions of each of the Loan Documents are qualified in their entirety by reference to the full text of the respective agreements.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

10.1	Credit Agreement, dated as of November 1, 2007, between Pro-Dex, Inc. and Wells Fargo Bank, National Association.
10.2	Revolving Line of Credit Note, dated as of November 1, 2007, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.
10.3	Loan Commitment Note, dated as of November 1, 2007, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.
10.4	Term Note, dated as of November 1, 2007, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007	Pro-Dex, Inc.

By: /s/ Jeffrey J. Ritchey
Jeffrey J. Ritchey, Chief Financial Officer, Secretary and Vice President